Exhibit 99.1

REMARKETING TERMS SUMMARY

On June 16, 2008, the class A-5A notes were reset from their current terms to the following terms, which terms will be applicable until the final the final maturity date for such notes:

Class A-5A Notes
Original principal amount	$367,497,000
Current outstanding principal amount	$367,497,000
Principal amount being remarketed	$367,497,000
Remarketing Terms Determination Date	June 4, 2008
Notice Date	June 6, 2008
Spread Determination Date	March 11, 2008
Current reset date	June 16, 2008
All Hold Rate	Three-Month LIBOR plus 1.10%
Next applicable reset date	N/A
Interest rate mode	Floating
Index	Three-Month LIBOR
Spread	Plus 1.20%
Day-count basis	Actual/360